EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Tina Baginskis Director, Investor Relations 630-574-3024

Great Lakes Announces a New Appointment to the Board of Directors

HOUSTON, TX, August 2, 2021 (GLOBE NEWSWIRE) -- Great Lakes Dredge & Dock Corporation ("Company") (NASDAQ: GLDD), the largest provider of dredging services in the United States, announced that Earl Shipp was appointed to its Board of Directors. His appointment as a new independent director was effective July 29, 2021.  In addition, upon his appointment, the Board was increased to eight members.

Lawrence R. Dickerson, Chairman of the Board, commented, "It is my great pleasure to welcome Earl Shipp to the Great Lakes Board. Earl’s wide-ranging experience and leadership in diverse sectors demonstrates the Company’s commitment to Board refreshment and depth of knowledge. On behalf of the Board, I welcome Earl and look forward to working with him."

About Earl Shipp

Mr. Shipp most recently was Vice President of Operations for the U.S. Gulf Coast and Vice President for Texas Operations at Dow Inc. (NYSE:DOW), formerly known as The Dow Chemical Company, a materials science leader committed to delivering innovative and sustainable solutions for customers in packaging, infrastructure and consumer care. Mr. Shipp has over 38 years of domestic and international executive and non-executive leadership experience in manufacturing, operations, and strategic growth.

Until his retirement in 2017, he was ultimately responsible for more than one-third of Dow’s global asset base. While managing Dow’s Gulf Coast operations, he oversaw $7 billion in investments in the area. In addition to his longtime service in Texas, Mr. Shipp’s career at Dow has included management positions in Dubai, Japan, Louisiana, Missouri and Ohio.

Currently, Mr. Shipp serves on the Board of Directors of National Grid PLC (NYSE:NGG; London:NG), one of the world’s largest investor-owned utilities focused on providing transmission and distribution of electricity and gas to the United Kingdom of Great Britain, and in the U.S. states of New York, Massachusetts, New Hampshire, Rhode Island, and Vermont. It is a leader in the drive to create clean, renewable, and sustainable energy solutions and is an innovator in the energy industry. Mr. Shipp also serves on the Board of Directors of Olin Corporation (NYSE:OLN), a leading vertically integrated global manufacturer and distributor of chemical products, including chlorine

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and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid; and a leading U.S. manufacturer in production and distribution of law enforcement ammunition, small caliber military ammunition and components, and industrial cartridges.

Mr. Shipp holds a Bachelor’s Degree in Chemical Engineering from Wayne State University and graduated from The Consortium for Graduate Study in Management at Indiana University. Additionally, he is a United States Coast Guard Licensed Captain.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States. In addition, the Company has a long history of performing significant international projects. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 131-year history, the Company has never failed to complete a marine project. Great Lakes owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident-and Injury-Free (IIF®) safety management program is integrated into all aspects of the Company’s culture. The Company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Although Great Lakes believes that its plans, intentions and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

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